SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM 8-K/A
                                 Amendment No. 2

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported):    June 30, 2005

                          Commission File No. 000-28813

                            NEW CENTURY ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   93-1192725
                      (IRS Employer Identification Number)

                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                    (Address of principal executive offices)

                         EDWARD R. DESTEFANO, PRESIDENT
                            NEW CENTURY ENERGY CORP.
                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                     (Name and address of agent for service)

                                 (713) 266-4344
          (Telephone number, including area code of agent for service)

     This Amended Report on Form 8-K is being filed by the Registrant to include the Audited Financial Statements and Pro Forma financial information for the Registrant's acquisition of the Lindholm-Hanson Gas Unit; to include a discussion of the Funds Escrow Agreement and Disbursement Letter in connection with the Closing (as defined below), to add a discussion of the First Amendment to the Note, Warrant and Option, which was previously disclosed by the Registrant in the Registrant's Amendment No. 1 to this Report on Form 8-K; and to add a Management's Discussion and Analysis of Financial Condition discussion to this Report regarding the acquisition of the Lindholm-Hanson Gas Unit.


   ----------------------------------------------------------------------------


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Effective on June 27, 2005, the Company entered into a Purchase and Sale Agreement with various Sellers (as described and defined below under "Section
2.01 Completion or Disposition of Assets"), which was subject to the Company obtaining financing. The Sellers were sent payment for the sales price on June 30, 2005. The effective date for ownership of the acquired interests is April 1, 2005. Through the Purchase and Sale Agreement, the Company acquired certain working interests, overriding royalty interests, and term royalty interests, which together entitle New Century to a 6.2% working interest and a 5.464% net revenue interest in production from the Lindholm-Hanson Gas Unit and certain other leases in the Wishbone Field in McMullen County, Texas, located 80 miles south of San Antonio, Texas (the "Assets"). The Purchase and Sale Agreement is described in further detail below under, "Section 2.01 Completion or Disposition of Assets."

     On June 30, 2005, New Century Energy Corp. (the "Company") entered into a Securities Purchase Agreement with Laurus Master Funds, Ltd., a Cayman Islands company ("Laurus" and the "Closing"), whereby the Company sold a Secured
Convertible Term Note in the principal amount of fifteen million dollars ($15,000,000)(the "Note"), which is convertible into an aggregate of 24,193,548 shares of the Company's common stock ("Common Stock") at a conversion price of $0.62 per share; issued Laurus a warrant to purchase up to 7,258,065 shares of Common Stock at $0.80 per share (the "Warrant"); issued an option to Laurus to purchase up to 10,222,784 shares of the Company's Common Stock representing 20% of the Company's stock on a fully-diluted basis (prior to the issuance of shares in connection with the Purchase and Sale Agreement, described below), for $0.001 per share, or an aggregate of approximately $10,222.78 (the "Option"); and entered into a Master Security Agreement, Registration Rights Agreement, Stock Pledge Agreement and Funds Escrow Agreement with Laurus and Century Resources, Inc., the Company's wholly owned subsidiary, entered into a Subsidiary Guaranty with Laurus. The Note, the Warrant, the Option, the Master Security Agreement, the Registration Rights Agreement, the Subsidiary Guaranty, the Stock Pledge Agreement, the Funds Escrow Agreement, each mortgage made in favor of Laurus, and all other documents, instruments and agreements entered into in connection with the Closing, shall be referred to in this Report on Form 8-K as the "Related Agreements."

     In connection with the Closing, the Company agreed to pay Laurus Capital Management, L.L.C., the manager of Laurus a fee equal to 3.50% of the aggregate principal amount of the Note, totaling $525,000, and agreed to pay Energy Capital Solutions, LP $599,000 and granted 900,000 warrants exercisable at $0.80 per share, with piggyback registration rights in connection with a finders agreement.

     In connection with the Securities Purchase Agreement, the Company granted Laurus the right to invest up to an additional $15,000,000, but not less than an additional $1,000,000, under the same terms and conditions of the Securities Purchase Agreement, before March 27, 2006 (270 days from closing date).

     Century Resources, Inc., a Delaware corporation and the Company's wholly owned subsidiary, entered into a Subsidiary Guaranty Agreement at the Closing with Laurus, whereby it agreed to guaranty the prompt payment of all amounts, when due, owed to Laurus under the Note and in connection with the Closing. The Company also entered into a Collateral Assignment Agreement at the Closing, whereby the Company agreed to assign and to grant a security interest to Laurus in all of its rights and benefits under the Purchase and Sale Agreement. Additionally, at the time of the Closing, the Company entered into a Master Security Agreement with Laurus, whereby the Company agreed to grant Laurus a continuing security interest in all of the Company's assets, including without limitation, cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures and other tangible and intangible assets, which the Company now owns or at any time in the future may acquire right, title or interest to.

SECURED  CONVERTIBLE  NOTE
--------------------------

     In connection with the Securities Purchase Agreement, the Company issued Laurus a three year Secured Convertible Note in the amount of $15,000,000, which bears interest at the prime rate (as published by the Wall Street Journal) plus 2% (currently 8.25%, with the prime rate at 6.25% as of the filing of this Report, the "Contract Rate") per year, and which at no time, subject to the last sentence of this paragraph, shall bear interest at less than 7% per year, which unpaid principal and unpaid accrued interest, if any, shall be due and payable on June 30, 2008 (the "Maturity Date"). The interest on the Note shall be payable monthly, in arrears, commencing on September 1, 2005 (each monthly date being a "Determination Date"). Additionally, if the Company has registered the shares underlying the Note and Warrant, and such registration statement has been declared effective and the Company's Common Stock has traded at least 25% above the "Fixed Conversion Rate,"which is currently $0.62 and which is subject to adjustment as described below, for the five trading days immediately preceding a Determination Date, then the Contract Rate shall be reduced by 1%, and shall be reduced by 1% for each incremental 25% increase in the market price of the Company's Common Stock above the then applicable Fixed Conversion Rate (for example, if the Company's Common Stock has traded at $0.93 for the five trading days preceding a Determination Date, which amount is 50% above the current Fixed Conversion Rate ($0.62), the Contract Rate, will be reduced by an aggregate of two percentage points, one percentage point for each 25% increase that the Company's Common Stock traded above the Fixed Conversion Rate), but, in no event shall the Contract Rate at any time be less than 0%.

     Additionally, the Company agreed to make payments of the principal amount owing under the Note to Laurus on January 1, 2006, and on the first business day of each month thereafter, including the Maturity Date of the Note ("Principal Payment"). Each Principal Payment shall be in the amount of $250,000 together with any accrued and unpaid interest on such portion of the unpaid portion of the Notes (together with any other amounts to be paid, including the Contract Rate, the "Monthly Amount") and to pay Laurus an amount equal to the outstanding principal amount of the Note and any accrued and unpaid interest on the Maturity Date.

     Laurus must convert all or a portion of the Monthly Amount into shares of the Company's Common Stock if: (i) the average closing price of the Company's Common Stock for the five trading days immediately preceding such payment is greater than or equal to 110% of the Fixed Conversion Price and (ii) the amount of such conversion does not exceed twenty-five percent of the aggregate dollar trading volume of the Common Stock for the period of twenty-two trading days immediately preceding such payment date, however if (i) is met and (ii) is not, Laurus may convert such amount of the Monthly Amount into shares of the Company's Common Stock that meet (i), assuming that such conversion does not cause Laurus to hold more than 9.99% of the Company's then issued and outstanding stock, as described below. Additionally, no amount of the Monthly Amount may be converted into shares of the Company's Common Stock unless there is an effective registration statement covering such shares to be converted or an exemption from registration exists under Rule 144 for such shares, and there is no event of default (as defined below). If (i) above is not met, the Monthly Amount must be payable in cash and the Company must pay an amount of cash to Laurus equal to 102% of the Monthly Amount.

     The Company may prepay the Note in cash by giving Laurus a notice of repayment, seven (7) days before such intent to prepay, and by paying Laurus an amount equal to 125% of the outstanding principal amount of the Note during the first year the Note is outstanding, 120% of the outstanding principal amount of the Note during the second year the Note is outstanding, and 115% of the outstanding principal amount of the Note during the period of time between the second anniversary of the Note until the Maturity Date.

     The Note includes a provision whereby Laurus is not entitled to convert any amount of shares which would cause Laurus to become the beneficial owner of more than 9.99% of the Company's outstanding Common Stock, which limitation automatically becomes null and void upon the occurrence and continuance of an event of default, or upon 75 days prior notice to the Company. In the event the Company changes the Common Stock into the same or a different number of securities by reclassification or otherwise, Laurus shall have the right to purchase an adjusted number of securities and kind of securities that would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after, such reclassification, or other change at the sole election of Laurus. The Fixed Conversion Price of the Note shall be adjusted automatically in the event that the Company issues any additional shares of Common Stock as a dividend or any preferred stock; subdivides the outstanding shares of Common Stock; or effects a reverse stock split, by multiplying the exercise price (currently $0.62) by the number of the Company's shares outstanding prior to such event and dividing that number by the number of the Company's shares outstanding after such event. Additionally, if at any time prior to the full conversion or full repayment of the principal amount of the Note, the Company issues any shares, options, warrants, or other obligations, to anyone other than to Laurus (other than in connection with a company employee incentive stock plan, or to vendors for goods sold and services rendered (not to exceed 1,000,000 shares and not eligible to be sold by the holders of such shares until three years from June 30, 2005)), for consideration per share less than the Fixed Conversion Price, the Fixed Conversion Price shall immediately reset to such lower price.

     Events of default under the Note include the Company's failure to pay amounts due under the Note; breach of any covenants under the Note, if not cured within 15 days; breach of any warranties found in the Note or any other Related Agreement; the occurrence of any default under any agreement, which causes any contingent obligation to become due prior to its stated maturity or to become payable; any change or occurrence likely to have a material adverse effect on the business, assets, liabilities, financial condition, operations or prospects of the Company; bankruptcy of the Company; a judgment against the Company in excess of $100,000, which has not been vacated, discharged or stayed, within thirty (30) days of the date of entry; insolvency of the Company; a change in control of the Company; an indictment or other proceedings against the Company or any executive officer; if the Company breaches any provision of the Securities Purchase Agreement, or any other Related Agreement; if the SEC puts a stop trade order or otherwise suspends the Company's Common Stock from trading for a period of five (5) consecutive days or five (5) days during a period of ten (10) consecutive days; or the Company's failure to deliver the Common Stock to Laurus pursuant to and in the form required by the Note.

     If an event of default were to occur under the Note, Laurus may at its option, demand repayment in full of all obligations and liabilities owed to it by the Company under the Note, Securities Purchase Agreement and any Related Agreement and may require the Company to immediately pay 130% of the principal amount outstanding under the Note, plus any accrued and unpaid interest.

COMMON STOCK PURCHASE WARRANT
-----------------------------

     The Company granted Laurus a seven year Common Stock Purchase Warrant ("Warrant") to purchase 7,258,065 shares of the Company's Common Stock at an exercise price of $0.80 per share. The Warrant became immediately exercisable when granted. The Warrant allows Laurus to purchase the shares until 5:00 p.m., June 30, 2012. The exercise price of the Warrant shall be adjusted automatically in the event that the Company issues any additional shares of Common Stock as a dividend or any preferred stock; subdivides the outstanding shares of Common Stock; or effects a reverse stock split, by multiplying the exercise price (currently $0.80) by the number of the Company's shares outstanding prior to such event and dividing that number by the number of the Company's shares outstanding after such event. The Warrant states that Laurus may not exercise the Warrant, if such exercise would cause Laurus to hold more than 9.99% of the Company's outstanding Common Stock, subject to the same limitation as in the Note, as described above.

     The Company also granted Energy Capital Solutions, LP, 900,000 warrants immediately exercisable at $0.80 per share, under a separate Warrant Agreement, with piggyback registration rights pursuant to a finders agreement in connection with the Closing. The Warrant Agreement allows Energy Capital Solutions, LP to purchase the shares until 5:00 p.m. CST, June 30, 2008. The exercise price of the Energy Capital Solutions, LP warrants shall be adjusted automatically in the event that the Company issues any additional shares of Common Stock as a dividend or any preferred stock; subdivides the outstanding shares of Common Stock; or effects a reverse stock split, by multiplying the exercise price
(currently $0.80) by the number of shares outstanding prior to such event and dividing that number by the number of shares outstanding after such event.

OPTION AGREEMENT
----------------

     At the Closing, and in connection with the Securities Purchase Agreement, the Company granted Laurus an option which vested immediately to purchase up to 10,222,784 shares of the Company's Common Stock at an exercise price of $0.001 per share, or an aggregate of approximately $10,222.78. Laurus agreed under the Option not to sell any shares of Common Stock exercisable upon exercise of the Option until: (a) payment in full of all of the obligations and liabilities of Company to Laurus under the Securities Purchase Agreement and Note have been paid in full and (b) the exercise of the Warrant by Laurus; provided; however that Laurus may sell all or any portion of the Common Stock issuable upon the Option following an event of default (as defined in the Note, and described under the section titled "Secured Convertible Note," above).

     Under the Option, if the Company effects a reorganization, consolidation, merger or dissolution, Laurus has the right to receive the amount of stock or other property (including cash) which Laurus would have been entitled, if Laurus had exercised the Option in full immediately prior to the reorganization, consolidation, merger or dissolution, and the Option shall continue to be binding upon such issuer and/or the person acquiring substantially all of the properties and/or assets of the Company. Additionally, under the Option, in the event the Company issues additional shares of Common Stock as a dividend or other distribution on Common Stock or preferred stock, subdivide its outstanding shares of Common Stock, or combine its outstanding shares of Common Stock into a small number of shares of Common Stock, the number of shares that the Company shall receive in connection with the exercise of the Option shall be increase or decreased by multiplying the number of shares of Common Stock that would be issuable after such event and dividing that number by the issued and outstanding shares of Common Stock issued and outstanding immediately prior to such event.
Laurus is not able to exercise the Option, if such exercise shall cause it to hold in excess of 9.99% of the Company's issued and outstanding Common Stock, subject to the same limitation as in the Note and Warrant, as described above.

     As a result of the Closing, Laurus has the right to convert the Note, Warrant and Option into an aggregate of approximately 41,674,397 shares of the Company's Common Stock (assuming the full conversion of the Note, Warrant and Option and without taking into account any conversion for interest) which would constitute 45% of the Company's then outstanding Common Stock (assuming the issuance of no additional shares of Common Stock other than in connection with the conversion of the Note, Warrant and Option); however, Laurus has contractually agreed not to hold more than 9.99% of the Company's issued and outstanding Common Stock, unless an event of default occurs or upon 75 days prior notice to the Company.

FUNDS ESCROW AGREEMENT
----------------------

     In connection with the Closing, we entered into a Funds Escrow Agreement with Laurus, whereby we agreed to use an escrow agent in connection with the release of the $15,000,000 in closing funds. Under the Escrow Agreement, we and Laurus agreed for the escrow agent to release the $15,000,000 in closing funds to certain parties (as described below) pursuant to a disbursement letter, upon the receipt of signed closing documents, which documents were received on June 30, 2005. The disbursement letter provided for the following disbursements of the $15,000,000 in closing funds to be made on or about June 30, 2005:

     1)     $  2,283,227.68 to us;

     2)     $    525,000.00 to Laurus (for management fees);

     3)     $     35,000.00 to Laurus (for payment in full of all due diligence and documentation fees we owed);

     4)     $      2,000.00 to the escrow agent as a fee for acting as escrow agent;

     5)     $ 11,000,000.00 to the Sellers in connection with the Purchase and
                            Sale Agreement entered into on June 30, 2005
                            (described above under Purchase and Sale
                            Agreement);

     6)     $    599,000.00 to Energy Capital Advisors, LLC in connection with finders fees paid to Energy Capital Solutions, LP, in consideration of introducing us to Laurus; and

     7)     $    555,772.32 to Black Rock Energy Capital (for payment in full for all of our then outstanding obligations).

         =====================
  TOTAL:    $ 15,000,000.00


REGISTRATION  RIGHTS  AGREEMENT
-------------------------------

     The Company gave Laurus registration rights to the shares issuable to Laurus in connection with the Note, Warrant and Option, pursuant to a Registration Rights Agreement. The Company agreed to file a Registration Statement on Form SB-2 covering the shares issuable in connection with the Note, Warrant and Option, within 30 days of the Closing and to obtain effectiveness of such Registration Statement within 120 days of the Closing. If the Company does not file a Registration Statement covering such shares within 30 days of the Closing, or obtain effectiveness within 120 days of the Closing; such Registration Statement creases to be effective for more than 30 days or more than 20 consecutive days during the 365 day period following the effectiveness of the Registration Statement; or the Company's Common Stock is not listed or quoted, or is suspended from trading for a period of three days, which the Company has been unable to cure such suspension in trading within 30 days of notice thereof, the Company agreed to pay Laurus, as liquidated damages, an amount equal to $7,500 per day that such event listed above exceeds the time period given.

FIRST  AMENDMENT  TO  THE  NOTE,  WARRANT  AND  OPTION
------------------------------------------------------

     On July 25, 2005, we entered into the "First Amendment to the Note, Warrant and Option," with Laurus (the "First Amendment"), which First Amendment was consented and agreed to by Century with an effective date of June 30, 2005, whereby we modified the terms of the Note, Warrant and Option (as described and defined below) to adjust the limitation on the amount of our outstanding shares which Laurus is able to hold at any one time from 4.99% of our issued an outstanding stock (under the original provisions of the Note, Warrant and Option) to 9.99% of our issued and outstanding stock, to change the exercise price of the Option from an aggregate of $1.00 for 10,222,784 shares of our common stock (under the Options original terms) to $0.001 per share, and to clarify that Laurus is not able to sell any shares held in connection with the Option until both (a) payment in full of all of the obligations and liabilities of us to Laurus under the Securities Purchase Agreement and the Note have been paid in full and (b) the exercise of the Warrant by Laurus (unless an event of default occurs and continues to occur as described in greater detail above). The discussions of the Note, Warrant and Option found throughout this Report take into account the changes to the Note, Warrant and Option, which were made in connection with the First Amendment.


ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     Effective on June 27, 2005, the Company entered into a Purchase and Sale Agreement with Hanson Resources Company, 4 Star Ventures, L.P., Bastante Mas, Ltd., A.M. Brown Family Limited Partnership, Fletcher Ventures, LLC, William Kimble, Prescio Oil & Gas, LLC, Kaye Thompson, Sierra Vista Ventures, L.P., Linda C. Barber, B.J. Drehr, Barbara A. Hanson, Kurt M. Hanson, George E. Jochetz III, Karen Smith, John J. Surko, Neil E. Hanson, and BSC Minerals, Ltd. (collectively the "Sellers"). The Sellers were sent payment for the sales price on June 30, 2005. The effective date for ownership of the acquired interests is April 1, 2005. Through the Purchase and Sale Agreement, the Company acquired certain working interests, overriding royalty interests, and term royalty interests, which together entitle New Century to a 6.2% working interest and a 5.464% net revenue interest in production from the Lindholm-Hanson Gas Unit and certain other licenses in the Wishbone Field in McMullen County, Texas, located 80 miles south of San Antonio, Texas (the "Assets"). The Company paid the sellers an aggregate of $11,000,000 in cash and issued the Sellers an aggregate of 1,320,000 restricted shares of the Company's Common Stock as consideration for the sale of the Assets.

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS

     THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATIONS CONTAINS FORWARD LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS SECTION REGARDING OUR FINANCIAL POSITION AND LIQUIDITY, STRATEGIC ALTERNATIVES, FUTURE CAPITAL NEEDS, BUSINESS STRATEGIES AND OTHER PLANS AND OBJECTIVES OF OUR MANAGEMENT FOR FUTURE OPERATIONS AND ACTIVITIES, ARE FORWARD LOOKING STATEMENTS. THESE STATEMENTS ARE BASED ON CERTAIN ASSUMPTIONS AND ANALYSES MADE BY OUR MANAGEMENT IN LIGHT OF ITS EXPERIENCE AND ITS PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS, EXPECTED FUTURE DEVELOPMENTS AND OTHER FACTORS IT BELIEVES ARE APPROPRIATE UNDER THE CIRCUMSTANCES. SUCH FORWARD LOOKING STATEMENTS ARE SUBJECT TO UNCERTAINTIES THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS. SUCH UNCERTAINTIES INCLUDE BUT ARE NOT LIMITED TO: THE VOLATILITY OF THE OIL AND GAS INDUSTRY; CHANGES IN COMPETITIVE FACTORS AFFECTING OUR OPERATIONS; RISKS ASSOCIATED WITH THE ACQUISITION OF MATURE OIL AND GAS PROPERTIES, INCLUDING ESTIMATES OF RECOVERABLE RESERVES, FUTURE OIL AND GAS PRICES AND POTENTIAL ENVIRONMENTAL AND PLUGGING AND ABANDONMENT LIABILITIES; OUR DEPENDENCE ON KEY PERSONNEL AND CERTAIN CUSTOMERS; RISKS OF OUR GROWTH STRATEGY, INCLUDING THE INHERENT RISK IN ACQUIRING MATURE OIL AND GAS PROPERTIES; OPERATING HAZARDS, INCLUDING THE SIGNIFICANT POSSIBILITY OF ACCIDENTS RESULTING IN PERSONAL INJURY, PROPERTY DAMAGE OR ENVIRONMENTAL DAMAGE; THE EFFECT ON OUR PERFORMANCE OF REGULATORY PROGRAMS AND ENVIRONMENTAL MATTERS INCLUDING POLITICAL AND ECONOMIC UNCERTAINTIES. THESE AND OTHER UNCERTAINTIES RELATED TO OUR BUSINESS ARE DESCRIBED IN DETAIL IN OUR ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004. ALTHOUGH WE BELIEVE THAT THE EXPECTATION REFLECTED IN SUCH FORWARD LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO BE CORRECT. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. WE UNDERTAKE NO OBLIGATION TO UPDATE ANY OF OUR FORWARD LOOKING STATEMENTS FOR ANY REASON.

                           RESULTS OF OPERATIONS

     We acquired a 6.2% working interest and a 5.464% net revenue interest in production from the Lindholm-Hanson Gas Unit and Wells (the "Assets") on June 30, 2005, with an effective date of April 1, 2005. We have provided a discussion below of the results of operation for year ended December 31, 2004 and the six months ended June 30, 2005, for the acquired Assets. The Lindholm- Hanson Gas Unit began producing in March 2004.

Results of Operations for the six months ended June 30, 2005 (unaudited)
------------------------------------------------------------------------

     For the six months ended June 30, 2005 revenue from natural gas sales was $1,615,219 and revenue from royalty income was $214,454, for total revenues of $1,829,673 for the six months ended June 30, 2005.

     The total costs and expenses were $511,484 for the six months ended June 30, 2005, which included $219,316 of costs of production and $292,168 of depreciation and depletion.

     For the six months ended June 30, 2005, net income was $1,318,189.


Results of Operations for the year ended December 31, 2004 (audited)
---------------------------------------------------------------------

     For the year ended December 31, 2004, revenue from natural gas sales was $1,843,625 and revenue from royalty income was $363,703, for total revenues of $2,207,328 for the year ended December 31, 2004.

     Total costs and expenses were $463,705 for the year ended December 31, 2004, which included $228,377 of costs of production and $235,328 of depreciation and depletion.

     For the year ended December 31, 2004, net income was $1,743,623.


Liquidity and Capital Resources
-------------------------------

     Current assets as of June 30, 2005 were $591,589 which included $472,979 of accounts receivable and $118,610 of drilling advances. Total oil and gas properties were $1,504,833 as of June 30, 2005, which included $2,032,329 of gas properties less accumulated depreciation and deletion of ($527,496). The gas properties (prior to adjustments for accumulated depreciation and depletion) included $1,246,498 of proved gas properties, $772,694 of wells and related equipment, and $13,137 of asset retirement obligation. Total assets as of June 30, 2005 were $2,096,422.

     Current liabilities were $35,506 as of June 30, 2005, and consisted solely of accounts payable. Total liabilities were $48,643 and included the $35,506 of current liabilities and $13,137 of asset retirement obligation as of June 30, 2005.

     Net cash provide by operating activities was $1,805,825 for the six months ended June 30, 2005, which included $1,318,189 of net income, $292,168 of depreciation and depletion, $275,526 of accounts receivable, ($75,013) in accounts payable and ($5,045) in prepaid expenses.

     Net cash used in investing activities was ($631,341) for the six months ended June 30, 2005, consisting solely of capital expenditures for gas properties.

     Net cash used in financing activities was $1,174,484 for the six months ended June 30, 2005, which consisted of $529,419 in owners' contributions and ($1,703,903) in owners' distributions.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     On June 30, 2005, the Company entered into a Securities Purchase Agreement with Laurus Master Funds, Ltd., a Cayman Islands company, whereby the Company sold a Secured Convertible Term Note in the principal amount of fifteen million dollars ($15,000,000), which is convertible into an aggregate of 24,193,548 shares of the Company's common stock at a conversion price of $0.62 per share; issued Laurus a warrant to purchase up to 7,258,065 shares of Common Stock at $.80 per share (the "Warrant"); issued an option to Laurus to purchase up to 10,222,784 shares of the Company's Common Stock representing 20% of the Company's stock on a fully-diluted basis (prior to the issuance of shares in connection with the Purchase and Sale Agreement, described below), for $0.001 per share, or an aggregate of approximately $10,222.78 (the "Option"); and entered into a Master Security Agreement, Registration Rights Agreement, Stock Pledge Agreement and Funds Escrow Agreement with Laurus (the "Closing").

     The terms and conditions of the Closing, including but not limited to the Securities Purchase Agreement, Convertible Term Note, Warrant and Option are described in detail under "Item 1.01 Entry Into A Material Definitive Agreement," above.

ITEM  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES

     On June 29, 2005, the Company issued 1,320,000 restricted shares of its Common Stock to the Sellers of the Assets (described above under "Item 2.01,

Completion or Disposition of Assets") in connection with the Purchase and Sale Agreement entered into on June 24, 2005. The Company claims an exemption from registration afforded by Rule 506 of Regulation D under the Securities Act of 1933 (the "Act"), for the issuance of these shares.

     On June 30, 2005 the Company entered into a Securities Purchase Agreement, Secured Convertible Term Note (the "Note"), Secured Common Stock Purchase
Warrant (the "Warrant"), Option Agreement (the "Option"), and other Related Agreements (defined above under "Item 1.01. Entry Into a Material Definitive Agreement") with Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus"), for the sale of (i) $15,000,000 in the form of a convertible Note that may be converted into approximately 24,193,548 shares of Common Stock at $0.62 per share; (ii) a Warrant to purchase 7,258,065 shares of Common Stock at $0.80 per share; and (iii) an Option to purchase 10,222,784 shares of the Company's Common Stock, representing 20% of the Company's Common Stock on a fully-diluted basis (prior to the issuance of shares in connection with the Purchase and Sale
Agreement, described above) for for $0.001 per share, or an aggregate of approximately $10,222.78. The Company has received $15,000,000 in connection with the Securities Purchase Agreement, Note, Option and Related Documents of which $11,000,000 has already been spent by the Company in connection with the Purchase and Sale Agreement, $1,125,000 has been spent by the Company for finder's fees and other fees in connection with the Closing, $555,772.32 was paid to Black Rock Energy to pay-off the Company's existing obligations, terminating all of Black Rock's liens, and $2,319,222.68 will be used for the Company's drilling program and working capital. We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuance since the issuance was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

     On June 30, 2005, Laurus exercised their option to purchase 3,675,000 shares of our Common Stock for an aggregate consideration of $3,675 in connection with the Option, leaving 6,547,784 shares remaining to be purchased by Laurus pursuant to the Option for an aggregate consideration of approximately $6,447.78. We claim an exemption from registration afforded by Regulation S for the above issuance since the issuance was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.


ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS


(A)  FINANCIAL  STATEMENTS  OF  THE  LINDHOLM-HANSON  GAS  UNIT:

            Report of Independent Registered Public Accounting Firm
            -------------------------------------------------------

To  the  Board  of  Directors  of
New  Century  Energy  Corp.  (formerly  Vertica  Software,  Inc.)

We have audited the accompanying balance sheet of the Acquired Mineral Interests of the Lindholm-Hanson Gas Unit and Wells as of December 31, 2004, and the related statements of income and owners' net investment, and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Acquired Mineral Interests of the Lindholm-Hanson Gas Unit and Wells as of December 31, 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

On June 30, 2005, with an effective date of April 1, 2005, New Century Energy Corp.("New Century") acquired certain working interests, overriding royalty interests and term royalty interests, which together entitle New Century to a 6.2% working interest and a 5.464% net revenue interest in production from the Lindholm-Hanson Gas Unit and Wells. On September 7, 2005, New Century announced it had signed a definitive agreement to acquire an additional 7.25% working interest in the Lindholm-Hanson Gas Unit and Wells, which will increase its total ownership to 13.45% in this field.

HELIN,  DONOVAN,  TRUBEE  &  WILKINSON,  LLP


Houston,  Texas
September  7,  2005

                          PART I. FINANCIAL INFORMATION

ITEM  1.  FINANCIAL  STATEMENTS

                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                Acquired Mineral Interests of the Lindholm-Hanson
                               Gas Unit and Wells
                                  Balance Sheet
                                December 31, 2004

                                                           June 30,       Dec.31,
                                                            2005            2004
ASSETS                                                   <unaudited>
Current assets:
   Accounts receivable                                  $   472,979       $ 748,505
   Drilling advances                                        118,610         113,565
                                                        -----------     -----------
     Total current assets                                   591,589         862,070
                                                        -----------     -----------

Gas properties                                            2,032,329       1,397,601
  Less: Accumulated depreciation
        and depletion                                      (527,496)       (235,328)
                                                        -----------     -----------
     Total gas properties                                 1,504,833       1,162,273
                                                        -----------     -----------

Total assets                                            $ 2,096,422     $ 2,024,343
                                                        ===========     ===========

LIABILITIES AND OWNERS' NET INVESTMENT

Current liabilities

  Accounts payable                                      $    35,506     $   110,519
                                                        -----------     -----------
Asset retirement obligation                                  13,137           9,750
                                                        -----------     -----------
Total liabilities                                            48,643         120,269
                                                        -----------     -----------
Contingencies <Note 4>                                            -               -
                                                        -----------     -----------
Owners' net investment                                     2,047,779      1,904,074
                                                        -----------     -----------
Total liabilities and owners' net investment             $ 2,096,422    $ 2,024,343
                                                         ===========    ===========





                   See accompanying Notes to Financial Statements
                 and Report of Independent Registered Public Accounting Firm

                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                Acquired Mineral Interests of the Lindholm-Hanson
                               Gas Unit and Wells
                Statements of Income and Owners' Net Investment
                  For the years ended December 31,2004 and 2003


                                    June 30,          Dec. 31,         Dec.31,
                                     2005              2004             2003
                                 <unaudited>
Revenues:
     Natural gas sales            $1,615,219        $1,843,625            $0
     Royalty income                  214,454           363,703             0
                                  ----------        ----------       -------
        Total revenues             1,829,673         2,207,328             0
                                  ----------        ----------       -------
Costs and expenses:

     Costs of production             219,316           228,377             0
     Depreciation and depletion      292,168           235,328             0
                                  ----------        ----------        ------
        Total costs and expenses     511,484           463,705             0
                                  ----------        ----------        ------
Net income                         1,318,189         1,743,623             0

Owners' net investment:

Balance, beginning of period       1,904,074            34,139             0
     Owners' contributions           529,419         1,353,712        34,139
     Owners' distributions        (1,703,903)       (1,227,400)            0
                                  ----------        ----------       -------
Balance, end of period            $2,047,779        $1,904,074       $34,139
                                  ==========        ==========       =======


                   See accompanying Notes to Financial Statements
                 and Report of Independent Registered Public Accounting Firm

                            NEW  CENTURY  ENERGY  CORP.
                        (formerly  Vertica  Software,  Inc.)
                    Acquired Mineral Interests of the Lindholm-Hanson
                                 Gas Unit and Wells
                               Statements of Cash Flows
                       December 31, 2004 and December 31, 2003

                                              June 30,       Dec.31,       Dec.31,
                                               2005           2004          2003
                                           <unaudited>
Cash flows from operating activities:
  Net income                                $1,318,189    $1,743,623           0
  Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation and depletion                   292,168       235,328           0
  Changes in:
    Accounts receivable                        275,526      (748,505)          0
    Accounts payable                           (75,013)      110,519           0
    Prepaid expenses                            (5,045)     (113,565)          0
                                            ----------     ----------   --------
Net cash provided by operating activities    1,805,825     1,227,400           0
                                            ----------     ----------   --------
Cash flows from investing activities:
  Capital expenditures for gas properties     (631,341)   (1,353,712)    (34,139)
                                            ----------     ----------   --------
Net cash used in investing activities         (631,341)   (1,353,712)    (34,139)
                                            ----------     ----------   --------

Cash flow from financing activities:
  Owners' contributions                        529,419     1,353,712      34,139
  Owners' distributions                     (1,703,903)   (1,227,400)          0
                                           -----------    -----------   --------
Net cash provided by (used in)
  financing activities                      (1,174,484)      126,312      34,139
                                           -----------    -----------   --------

Net change in cash                                   0             0           0
Cash, beginning of period                            0             0           0
                                           -----------    ----------    --------
Cash, end of period                                  0             0           0
                                           ===========    ==========    ========


                   See accompanying Notes to Financial Statements
                 and Report of Independent Registered Public Accounting Firm

                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                Acquired Mineral Interests of the Lindholm-Hanson
                               Gas Unit and Wells
                          Notes to Financial Statements
                           December 31, 2004 and 2003

NOTE  1  -  SIGNIFICANT  ACCOUNTING  POLICIES

     Nature  of  Business  and  Basis  of  Presentation

     On June 30, 2005, New Century Energy Corp. acquired certain working interests, overriding royalty interests, and term royalty interests, which together entitle New Century to a 6.2% working interest and a 5.464% net revenue interest in production from the Lindholm-Hanson Gas Unit and Wells ("L-H Gas Unit")and certain other leases in the Wishbone Field in McMullen County, Texas, located 80 miles south of San Antonio, Texas <See Note 5>. The primary reason for the acquisition was to add to New Century's base of "Proved" reserves as well as generate future cash flows. New Century paid the sellers $10,753,255 in cash and also issued 1,320,000 shares of common stock towards the purchase price of the L-H Gas Unit. The fair market common share price was $.63 a share for this transaction. The common shares issued for the purchase were valued at $831,600. Also, the effective date of the agreement regarding the L-H Gas Unit's revenue and expenses was agreed upon by both New Century and the sellers as of April 1, 2005. The L-H Gas Unit is engaged primarily in the exploration for and acquisition, development, and production of natural gas. The L-H Gas Unit sells its gas production primarily to domestic pipelines and refineries. The operator of the L-H Gas Unit is U.S. Enercorp, Ltd.

     The accompanying financial statements are presented using the accrual basis of accounting and are derived from the historical accounting records of Hanson
Resources,  Inc.  ("Hanson"),  one  of  the  seller's   of the property. These
financial statements have been prepared on a carve-out basis to include the historical financial position, results of operations and cash flows applicable to the L-H Gas Unit. Accordingly, Owners' Net Investment is presented in the place of Stockholders' Equity.

     The accompanying financial statements include allocations of certain corporate services provided by Hanson management, including finance, legal, information systems, and human resources and fixed overhead, totaling $0, $3,030 and $2,333 for the years ended December 31, 2003 and 2004 and the six months ended June 30, 2005, respectively. These allocations are included in the Costs of Production caption in the accompanying financial statements. New Century does not anticipate increasing personnel or acquiring new systems in connection with this acquisition.

     The accompanying unaudited financial statements of the L-H Gas Unit as of June 30, 2005, and for the six months then ended, are presented on the same basis as the audited financial statements, and contain all adjustments, which in the opinion of management are necessary for a fair presentation of the results for the interim period. Results for the interim period are not necessarily indicative of results for the full year.

     Accounting  Estimates

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash  and  Cash  Equivalents

     The L-H Gas Unit does not maintain its own bank account and accordingly, all cash receipts and disbursements flow through the Owner's Net Investment account in the accompanying financial statements.

     Revenue  Recognition

     Revenues from the sale of natural gas are recorded upon the passage of title, which generally occurs upon shipment of the natural gas to the pipeline company. The L-H Gas Unit also includes royalties in its revenue when the total monthly volume of gas sales has been determined.

     Receivables

     Trade receivables are recorded in the balance sheet at their outstanding balances adjusted for an allowance for doubtful accounts, as considered necessary. The allowance for doubtful accounts is determined by analyzing the payment history and credit worthiness of each customer. Receivable balances are charged off in the period in which they are considered uncollectible by management. Recoveries of receivables previously charged off are recorded as income when received. No allowance for doubtful accounts was considered necessary as of June 30, 2005 and December 31, 2004.

     Drilling  Advances

     Drilling advances are recorded in the balance sheet when the operator of the unit receives advances for future drilling and completion costs in regards to the development of a specific well. The drilling advances are released over time as the development and costs occur.

     Gas  Properties

     The L-H Gas Unit uses the successful efforts method of accounting for its gas producing activities. Costs to acquire mineral interests in gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

     Unproved gas properties are periodically assessed, in the aggregate, for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Capitalized costs of producing gas properties are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

     Upon the sale or retirement of gas properties, the cost and related accumulated depreciation and depletion are eliminated from the property accounts and the resultant gain or loss is recognized.

     Asset Retirement Obligation

     The fair value of the asset retirement obligation is recognized in the period in which the liability is incurred if a reasonable estimate of fair value can be made. Asset retirement obligations primarily relate to the future abandonment of gas producing facilities. Asset retirement obligations include costs to dismantle and relocate wells and related structures, and restoration costs of land, including those leased. Depreciation of capitalized asset retirement cost and accretion of the asset retirement obligation are recorded over time. The depreciation on the capitalized asset will be determined on a unit-of-production basis, while the accretion of the liability will be recognized over the life of the producing assets.

     Income  Taxes

     As the L-H Gas Unit does not represent a separate legal and taxable entity, no income taxes have been provided in the accompanying financial statements.

     Risks  and  Uncertainties

     The L-H Gas Unit operator in McMullen County, Texas, and its business is subject to varying degrees of risk and uncertainties.


NOTE  2  -  GAS  PROPERTIES

          The  L-H  Gas  Unit  is  comprised  of  the  following gas properties:

                                                         June 30,       Dec.31,
                                                           2005           2004
                                                       <unaudited>
Property
  Proved gas properties                                $1,246,498     $  865,116
  Wells and related equipment                             772,694        522,735
  Asset retirement obligation                              13,137          9,750
                                                       ----------     ----------
                                                        2,032,329      1,397,601
  Less: Accumulated depreciation
        and depletion                                    (527,496)      (235,328)
                                                       ----------     ----------
Gas properties, net                                    $1,504,833     $1,162,273
                                                       ==========     ==========

     There are no impairments of gas properties at June 30, 2005 or December 31,

NOTE  3  -  RESERVE  INFORMATION  <unaudited>

     The following estimates of proved and proved developed reserve quantities and related standardized measure of discounted net cash flows are estimates only, and do not purport to reflect realizable values or fair market values of the L-H Gas Unit's reserves. Management emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the L-H Gas Unit reserves are located in the United States.

     Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

     The proved and proved developed reserve quantities as of December 31, 2004 and the changes in those reserve quantities during the year ended December 31, 2004.

                                                    Gas  (Mcf)
                                                   -----------
                                                     Dec. 31,
                                                       2004
Proved  reserves:
     Beginning  of  period                            3,720
     Production                                        (329)
                                                      -----
     End  of  period                                  3,391
                                                      =====

Proved  developed  reserves:
     Beginning  of  period                            1,946
                                                      =====
     End  of  period                                  1,617
                                                      =====

     The standardized measure of discounted future net cash flows is computed by applying period-end prices of gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved gas reserves, less estimated future expenditures (based on period-end costs) to be incurred in developing and producing the proved reserves, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.

     The   standardized   measures   of   discounted   future  net cash flows at
December  31,  2004  were  as  follows:

                                                   Dec. 31,
                                                     2004
Future  cash  inflows                            $16,832,749
Future  production  costs                         (2,804,381)
Future  development  costs                        (1,761,625)
                                                 ------------
     Future  net  cash  flows                     12,266,743

10%  annual  discount  for  estimating
Timing  of  cash  flow                            (3,438,446)
                                                 ------------
Standardized  measures  of  discounted
future  net  cash  flows  relating  to
oil  and  gas  reserves                          $ 8,828,297
                                                 ============

     The following reconciles the change in the standardized measure of discounted future net cash flows during the year ended December 31, 2004:

                                                   Dec. 31,
                                                     2004
Beginning  of  period                           $  8,980,034
Sales  of  gas,  net  of  production  costs       (1,978,951)
Development  costs                                   829,433
Accretion  of  discount                              997,781
                                                -------------
End  of  period                                 $  8,828,297
                                                =============

NOTE  4  -  CONTINGENCIES

     In the ordinary course of business, the L-H Gas Unit could be subject to various claims and litigation. Management would vigorously defend its legal position if and when these matters arise. Operator's insurance coverage is maintained which management believes is adequate to provide against a material loss in the event of an unfavorable outcome.

NOTE  5  -  SUBSEQUENT  EVENT  -  PENDING  ACQUISITION

     On September 7, 2005, New Century announced that it has signed a definitive Purchase and Sale Agreement to acquire an additional 7.25% working interest in the L-H Gas Unit. The closing of this acquisition is scheduled to occur on or before September 20, 2005, with an effective date of July 1, 2005.

(B)  PRO  FORMA  FINANCIAL  INFORMATION:

     The following unaudited proforma financial information reflects New Century's results of operations as if the acquisition of the Acquired Mineral Interests of the Lindholm-Hanson Gas Unit and Wells (L-H Gas Unit) had occurred on January 1, 2005. The pro forma data is based on historical information and does not necessarily represent the actual results that would have occurred nor is it necessarily indicative of future results of operations.

Unaudited condensed consolidated balance sheet as of June 30, 2005.

                        New Century                       Proforma     Proforma
                        Energy Corp.   L-H Gas Unit      Adjustment    Combined
                      ----------------------------------------------------------
Assets
Cash                    $ 3,204,485     $         -    $  (600,000)  $2,604,485
Accounts receivable         633,113         472,979       (472,979)     633,113
Inventory                    36,838               -              -       36,838
Other assets                124,144         118,610       (118,610)     124,144
                          ---------       ---------      ---------    ---------
Total current assets      3,998,580         591,589     (1,191,589)   3,398,580
                          ---------       ---------      ---------    ---------
Oil and gas properties   14,353,445       2,032,329     (2,032,329)  14,353,445
Less: Accumulated
depreciation and
depletion                  (857,023)       (527,496)      (145,631)  (1,530,150)
                          ---------       ---------      ---------    ---------
Total oil and gas
properties               13,496,422       1,504,833     (2,177,960)  12,823,295
                          ---------       ---------      ---------    ---------
Other assets                  7,475               -              -        7,475
                          ---------       ---------      ---------    ---------
Total assets            $17,502,477     $ 2,096,422   $ (3,369,549) $16,229,350
                         ==========       =========      =========   ==========

Liabilities, Owners Net Investment and Stockholders Equity

Current liabilities
Accounts payable        $   351,620     $    35,506     $ (35,506)  $   351,620
Accrued liabilities         458,483               -             -       458,483
Convertible note          1,500,000               -             -     1,500,000
                         ----------       ---------     ---------    ----------
Total current liabilities 2,310,103          35,506       (35,506)    2,310,103
                         ----------       ---------     ---------    ----------
Long Term Liabilities
Convertible note, less
current portion           2,326,232               -              -    2,326,232
Asset retirement
Obligation                  272,090          13,137       (13,137)      272,090
                         ----------       ---------      ---------   ----------
Total liabilities         4,908,425          48,643       (48,643)    4,908,425
                         ----------       ---------      ---------   ----------
Owners net investment            -       2,047,779     (2,047,779)           -
                         ----------       ---------      ---------   ----------
Stockholders equity     12,594,052               -     (1,273,127)  11,320,925
                         ----------       ---------      ---------   ----------
Total liabilities,
owners net investment
and stockholders
equity                  $17,502,477     $ 2,096,422   $ (3,369,549) $16,229,350
                         ==========       =========      =========   ==========

Unaudited condensed consolidated statement of income (loss) for six months ended June 30, 2005.

                      New Century                         Proforma      Proforma
                      Energy Corp.   L-H Gas Unit        Adjustment     Combined
                      --------------------------------- ------------------------

Revenues             $   812,248      $1,829,673      $         -   $ 2,641,921
                       =========       =========        =========     =========
Net Income (loss)    $(2,876,958)     $1,318,190      $(1,273,127)  $(2,831,895)
                       =========       =========        =========     =========
Earnings (loss) per share:
Basic                $      (.06)     $      .03        $    (.03)  $      (.06)
                             ===             ===              ===           ===
Fully diluted        $      (.06)     $      .03        $    (.03)  $      (.06)
                             ===             ===              ===           ===


Proforma adjustments to the unaudited condensed consolidated balance sheet for the period ended June 30, 2005.

A proforma adjustment was made to remove assets, liabilities and owners net investment of the L-H Gas Unit from the proforma combined column. New Century acquired the assets on June 30, 2005 and the balance sheet of New Century already includes the assets and liabilities of the L-H Gas Unit.


The proforma adjustment to Cash relates to the proforma interest paid of $600,000 for the six months ended June 30, 2005.


The proforma adjustment to Accumulated depreciation and depletion relates to the following:

Removal of L-H Gas Units accumulated depletion                     $  527,496
New Centurys Accumulated depletion for L-H Gas Unit                  (673,127)
                                                                     ---------
Proforma adjustment to Accumulated depreciation and depletion      $ (145,631)
                                                                     =========

The proforma adjustment $1,273,127 to Stockholders equity relates to the Net Income from the condensed consolidated statement of income (loss).

Proforma adjustments to the unaudited condensed consolidated statement of income
(loss) for the six months ended June 30, 2005.


The proforma adjustment to the condensed consolidated statement of income (loss) of $1,273,127 relates to $600,000 of interest expense for the Convertible Note financing for the acquisition of the L-H Gas Unit as well as $673,127 for additional depreciation and depletion due to the stepped up basis for the acquisition of the assets.

     The following unaudited proforma financial information reflects New Century's results of operations as if the acquisition of the Acquired Mineral Interests of the Lindholm-Hanson Gas Unit and Wells (L-H Gas Unit) had occurred on January 1, 2004. The pro forma data is based on historical information and does not necessarily represent the actual results that would have occurred nor is it necessarily indicative of future results of operations.

Unaudited condensed consolidated balance sheet as of December 31, 2004.

                        New Century                     Proforma      Proforma
                        Energy Corp.   L-H Gas Unit     Adjustment    Combined
                      ----------------------------------------------------------
Assets
Cash                    $   452,781     $         -   $ 2,800,000    $3,252,781
Accounts receivable          93,340         748,505             -       841,845
Inventory                    65,703               -             -        65,703
Other assets                 64,384         113,565             -       177,949
                          ---------       ---------     ---------     ---------
Total current assets        676,208         862,070     2,800,000     4,338,278
                          ---------       ---------     ---------     ---------

Oil and gas properties    2,556,507       1,397,601     9,927,526    13,881,634
Less: Accumulated
depreciation and
depletion                  (760,017)       (235,328)     (838,228)   (1,833,573)
                          ---------       ---------     ---------    ----------
Total oil and gas
properties                1,796,490       1,162,273     9,089,298    12,048,061
                          ---------       ---------     ---------    ----------
Other assets                  2,869               -             -         2,869
                          ---------       ---------     ---------    ----------
Total assets            $ 2,475,567     $ 2,024,343   $11,889,298   $16,389,208
                          =========       =========    ==========    ==========

Liabilities, Owners Net Investment and Stockholders Equity

Current liabilities
Accounts payable        $   253,115     $   110,519    $        -  $    363,634
Accrued liabilities         779,848               -             -       779,848
Notes payable               776,158               -     1,500,000     2,276,158
                         ----------       ---------     ---------    ----------
Total current liabilities 1,809,121         110,519     1,500,000     3,419,640
                         ----------       ---------     ---------    ----------
Long Term Liabilities
Notes payable, less
current portion                   -               -    13,500,000    13,500,000
Asset retirement
Obligation                                    9,750             -         9,750
                         ----------       ---------     ---------    ----------
Total liabilities         1,809,121         120,269    15,000,000    16,929,390
                         ----------       ---------     ---------    ----------
Owners net investment            -       1,904,074    (1,904,074)            -
                         ----------       ---------     ---------    ----------
Stockholders equity        666,446               -    (1,206,628)     (540,182)
                         ----------       ---------     ---------    ----------
Total liabilities,
owners net investment
and stockholders
equity                  $ 2,475,567     $ 2,024,343   $11,889,298   $16,389,208
                          =========       =========     =========    ==========

Unaudited condensed consolidated statement of income (loss) for year ended December 31, 2004.

                      New Century                        Proforma       Proforma
                      Energy Corp.     L-H Gas Unit     Adjustments     Combined
                      ----------------------------------------------------------

Revenues             $2,105,581       $2,207,328     $         -    $ 4,312,909
                      =========        =========      ==========      =========
Net income (loss)   $(4,032,555)      $1,743,623     $(2,038,228)   $(4,327,160)
                      =========        =========      ==========      =========
Earnings (loss) per share:
Basic                $     (.11)       $     .05     $      (.05)   $      (.11)
                            ===              ===             ===            ===
Fully diluted        $     (.11)       $     .05     $      (.05)   $      (.11)
                            ===              ===             ===            ===

Proforma adjustments to the unaudited condensed consolidated balance sheet for the year ended December 31, 2004.


The proforma adjustment to Cash includes the following:

Notes payable                                                   $15,000,000
L-H Gas Unit acquired by New Century                            (11,000,000)
Interest expense on notes payable                                (1,200,000)
                                                                 ----------
Proforma adjustment to Cash                                     $ 2,800,000
                                                                 ==========


A proforma adjustment to Oil and gas properties of $9,927,526 is needed to increase the basis of the L-H Gas Unit to the net assets acquired of $11,831,600. This includes the following:

Cash paid to acquire L-H Gas Unit                              $ 11,000,000
Stock issued in connection with acquisition of L-H Gas Unit         831,600
                                                                 ----------
Amount paid for L-H Gas Unit                                     11,831,600
Less net assets acquired                                         (1,904,074)
                                                                 ----------
Net increase in oil and gas properties                         $  9,927,526
                                                                 ==========


The proforma adjustments for the notes payable issued by New Century in order to pay for the assets acquired.

Adjustment for Notes payable                                    $ 1,500,000
Adjustment for Notes payable, less current portion               13,500,000
                                                                 ----------
Proforma adjustments for L-H Gas Unit financing                 $15,000,000
                                                                 ==========

The proforma adjustment for the note payable is reflected to provide proforma information related to the acquisition of the L-H Gas Unit and is not intended to reflect the proforma impact of the actual financing transaction that the Company incurred related to its convertible note payable issued in June 2005.


The proforma adjustment to Stockholders equity is comprised of the following:

Adjustment to eliminate L-H Gas Units
Owners net investment                                          $ (1,904,074)
                                                                 ==========

Adjustment for Net Income                                        (2,038,228)
Adjustment for Stock issued in connection with acquisition          831,600
                                                                 ----------
Proforma adjustment to Stockholders equity                     $( 1,206,628)
                                                                 ==========


Proforma  adjustment to the unaudited condensed consolidated statement of income
(loss) for year ended December 31, 2004.


The  total proforma adjustment to the condensed consolidated statement of income
(loss) of $2,038,228 relates to $1,200,000 of interest expense for the Convertible Note financing for the acquisition of the L-H Gas Unit as well as $838,228 for additional depreciation and depletion.


(C)  EXHIBITS:

10.1(1)    Securities  Purchase  Agreement
10.2(1)    Secured  Convertible  Term  Note
10.3(1)    Common  Stock  Purchase  Warrant
10.4(1)    Master  Security  Agreement
10.5(1)    Registration  Rights  Agreement
10.6(1)    Option  Agreement
10.7(1)    Purchase  and  Sale  Agreement
10.8(2)    First Amendment to the Note, Warrant and Option

*  Filed  herewith.

(1) Filed as exhibits to our report on Form 8-K filed with the Commission on July 8, 2005, and incorporated herein by reference.
(2) Filed as an exhibit to our report on Form 8-K/A filed with the Commission on July 28, 2005, and incorporated herein by reference.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NEW  CENTURY  ENERGY  CORP.


                                           /s/  Edward  R.  DeStefano
                                           -----------------------------
                                           By:  Edward R. DeStefano,
                                                President

Date:  September  16,  2005